UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2013

GENMARK DIAGNOSTICS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34753

Delaware	27-2053069
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5964 La Place Court, Suite 100

Carlsbad, California

(Address of principal executive offices, including zip code)

760-448-4300

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Change in Registrant’s Certifying Accountant.

(a)	Dismissal of Independent Accountant

The Audit Committee (the “Committee”) of the Board of Directors of GenMark Diagnostics, Inc. (“GenMark” or the “Company”) recently conducted a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. As a result of this process, on June 27, 2013, GenMark approved the engagement of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. On the same date, GenMark dismissed Deloitte & Touche LLP (“Deloitte & Touche”) as the Company’s independent registered public accounting firm, effective immediately. The Committee approved these changes in the Company’s independent registered public accounting firm on June 27, 2013.

The reports of Deloitte & Touche on the Company’s financial statements for each of the two fiscal years ended December 31, 2012 and 2011 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company’s financial statements for the fiscal years ended December 31, 2012 and 2011 and in the subsequent interim period through June 27, 2013, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Deloitte & Touche would have caused Deloitte & Touche to make reference to the matter in their report. There was a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) during the fiscal year ended December 31, 2011 related to the material weakness in the Company’s internal control over financial reporting disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “2011 Form 10-K”). As disclosed in the 2011 Form 10-K, the Company concluded that a material weakness existed as of December 31, 2011 in the design and operating effectiveness of its internal control over financial reporting related to the supervision and review of the Company’s financial closing and reporting process. Deloitte & Touche’s report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2011, which was included in the 2011 Form 10-K, contained an adverse opinion thereon.

The Committee has discussed the material weakness in the Company’s internal control over financial reporting with Deloitte & Touche, and has authorized Deloitte & Touche to respond fully to the inquiries of Ernst &Young concerning such material weakness. The Company has requested that Deloitte & Touche furnish the Company with a letter addressed to the United States Securities and Exchange Commission stating whether it agrees with the statements contained herein. A copy of Deloitte & Touche’s letter, dated July 3, 2013, is filed as Exhibit 16.1 to this Form 8-K.

(b)	Engagement of New Independent Accountant

On June 27, 2013, the Committee approved the engagement of Ernst & Young as the Company’s independent registered public accounting firm. During the years ended December 31, 2012 and 2011 and through June 27, 2013, neither the Company nor anyone on its behalf consulted with Ernst & Young with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that Ernst & Young concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibit is filed with this Current Report:

16.1	Letter from Deloitte & Touche LLP dated July 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENMARK DIAGNOSTICS, INC.

Date: July 3, 2013	/s/ Richard Slansky
Richard Slansky
Chief Financial Officer

EXHIBITS

Exhibit Number	Description

16.1	Letter from Deloitte & Touche LLP dated July 3, 2013.